UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 23, 2011
GAIN CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600

(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
Registrant’s Telephone Number, Including Area Code:
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 23, 2011, GAIN Capital Holdings, Inc., a Delaware corporation (the “Company”), entered into an employment agreement (the “Agreement”) with Jeffrey Scott under which Mr. Scott will serve as the Company’s Chief Commercial Officer. Under the terms of the Agreement, Mr. Scott is entitled to receive an annual base salary of not less than $325,000 and shall be entitled to participate in each bonus or incentive compensation plan maintained by the Company for the executive officers of the Company. Mr. Scott’s target incentive compensation for 2011 shall equal to 75% of his annual base salary. In addition, Mr. Scott will receive, on or before March 31, 2011, an equity award consisting of stock options to purchase 60,000 shares of the Company’s common stock and 20,000 shares of restricted stock, each under the Company’s 2010 Omnibus Equity Incentive Plan (the “Plan”). The options will have an exercise price per share equal to the closing price of the Company’s common stock on the date of grant, as reported on the New York Stock Exchange, (which is the fair market value on the date of grant as defined by the Plan), will vest in accordance with a vesting schedule that is consistent with other grants under the Plan and will be subject in all respects to the terms of the Plan and the agreement evidencing such grant. The restricted stock will be subject in all respects to the terms of the Plan and the agreement evidencing such award.
In the event Mr. Scott is terminated by the Company without “Cause” (as defined in the Agreement) or as a result of a “Resignation for Good Reason” (as defined in the Agreement) other than in connection with a “Change in Control” (as defined in the Agreement), Mr. Scott will be entitled to receive any earned and unpaid salary through the date of his termination, as well as any accrued and unused paid time off and appropriate expense reimbursements. Mr. Scott will also be entitled to receive (i) severance in an amount equal to twelve (12) months of his base salary at the time of termination, (ii) any accrued and unpaid bonuses, (iii) a pro-rata bonus (but only to the extent all prerequisites for receiving such bonus have otherwise been satisfied), (iv) with respect to outstanding equity awards, accelerated vesting such that all equity grants held by Mr. Scott at the time of his termination that would vest within the twelve (12) month period following the termination date if the vesting schedule for such grants were based on a monthly vesting schedule will immediately vest and become exercisable, and (v) continued health benefits at the same premium rates charged to other current employees for the twelve month period following termination of employment.
In the event Mr. Scott is terminated by the Company without “Cause” (as defined in the Agreement) or as a result of a “Resignation for Good Reason” (as defined in the Agreement) in connection with a “Change in Control” (as defined in the Agreement), Mr. Scott will be entitled to receive any earned and unpaid salary through the date of his termination, as well as any accrued and unused paid time off and appropriate expense reimbursements. Mr. Scott will also be entitled to receive (i) severance in an amount equal to twelve (12) months of his base salary at the time of termination, (ii) any accrued and unpaid bonuses, (iii) a pro-rata bonus (but only to the extent all prerequisites for receiving such bonus have otherwise been satisfied), (iv) an amount equal to one times Mr. Scott’s target bonus for the fiscal year in which the termination of employment occurs, (v) with respect to outstanding equity awards, accelerated vesting such that all equity grants held by Mr. Scott at the time of his termination that are subject to time-based vesting conditions will immediately vest and become exercisable in full, and (vi) continued health benefits at the same premium rates charged to other current employees for the twelve month period following termination of employment.
In the event of a termination by the Company as a result of Mr. Scott’s disability or death, Mr. Scott (or his estate) will be entitled to receive his base salary through the date of termination, any accrued and unused paid time off, any appropriate expense reimbursements, and a pro-rata bonus (but only to the extent all prerequisites for receiving such bonus have otherwise been satisfied).

The Agreement also contains non-disclosure, non-competition and non-solicitation provisions. The non-disclosure provisions provide for protection of the Company’s confidential information. The non-competition and non-solicitation provisions prevent Mr. Scott from competing with the Company or soliciting the Company’s customers or employees for a period of twelve (12) months following termination of employment.
This description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement. A copy of the Agreement will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.
Prior to joining the Company, Mr. Scott served from August 2010 to February 2011, as president of Toluna USA, a leader in digital market research. From October 2008 to April 2010, Mr. Scott served as the Managing Director of LexisNexis’ Large Law business within the Client Development division. From March 2005 through October 2008, Mr. Scott served in various capacities at SourceMedia, Inc., a leading provider of news, analysis, research, data and insights for members of the financial services community, including as chief technology officer; president of Accuity, Inc., a SourceMedia company, and most recently as president of SourceMedia’s banking group. From March 1996 to March 2005, Mr. Scott held various positions at Thomson Financial, a global provider of software, data and services, including chief technology officer and chief product officer. From August 1994 to March 1996, Mr. Scott served at Thomson Technology Consulting as general manager, advanced technologies practice. From August 1993 to August 1994, Mr. Scott served as software development manager for Science Applications International Corporation. Mr. Scott began his career at Arinc Research from January 1986 to August 1993 serving as software development manager. Mr. Scott received a BS in Computer Science from the University of Dayton and a MBA from the University of Maryland.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2011	GAIN CAPITAL HOLDINGS, INC.
	By:	/s/ Henry Lyons
		Name:	Henry Lyons
		Title:	Chief Financial Officer and Treasurer